EXHIBIT 10.2

                             TAX SHARING AGREEMENT


                                     among


                                  Aetna Inc.,


                                     Spinco


                                      and


                      ING America Insurance Holdings, Inc.


                      ------------------------------------


                       Dated as of [            ], 2000


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                               TABLE OF CONTENTS

                             ----------------------

                                                                           PAGE
                                                                           ----
                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.  Definitions....................................................2

                                   ARTICLE 2
                     ADMINISTRATIVE AND COMPLIANCE MATTERS

SECTION 2.01.  Sole Tax Sharing Agreement....................................12
SECTION 2.02.  Designation of Agent..........................................13
SECTION 2.03.  Pre-Distribution Tax Period Returns...........................14

                                   ARTICLE 3
                       TAX RETURN MATTERS AND TAX SHARING

SECTION 3.01.  General.......................................................15
SECTION 3.02.  Estimated Payments............................................16
SECTION 3.03.  Certain Payments Upon Due Date................................16
SECTION 3.04.  Payment of Taxes at Year-End..................................17
SECTION 3.05.  Treatment of Adjustments......................................18
SECTION 3.06.  Carry-Backs from Post-Distribution Tax Periods and Certain
               Other Matters.................................................18
SECTION 3.07.  Additional Matters............................................19

                                   ARTICLE 4
                CERTAIN COVENANTS AND EMPLOYEE BENEFITS MATTERS

SECTION 4.01.  Spinco Covenants to Aetna.....................................19
SECTION 4.02.  Covenant Regarding Amendment of Returns.......................20
SECTION 4.03.  Certain Deductions Relating to Employee Benefits Matters......20

                                   ARTICLE 5
                                  INDEMNITIES

SECTION 5.01.  Indemnification of Parent Affiliates by Spinco Affiliates.....21
SECTION 5.02.  Indemnification of Spinco Affiliates by Parent Affiliates.....23
SECTION 5.03.  Treatment of Interim Payments and Refunds With Respect to,
               and Certain Other Matters Regarding, Covered Tax Items........24


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                                                                           PAGE
                                                                           ----
SECTION 5.04.  Discharge of Indemnity........................................25
SECTION 5.05.  Treatment of Indemnification Payments.........................26
SECTION 5.06.  Certain Entities as Indemnitees...............................26
SECTION 5.07.  Non-Exclusivity of Remedies...................................26
SECTION 5.08.  Entitlements Under Certain Agreements.........................26

                                   ARTICLE 6
                                  SUBSIDIARIES

SECTION 6.01.  Performance...................................................27

                                   ARTICLE 7
                     ACCESS TO INFORMATION AND COOPERATION

SECTION 7.01.  Consultation and Cooperation..................................27
SECTION 7.02.  Corporate Records.............................................28
SECTION 7.03.  Provision of Information......................................28
SECTION 7.04.  Confidentiality...............................................29
SECTION 7.05.  Preservation of Privilege.....................................29
SECTION 7.06.  Certain Payroll- and Employee-Related Taxes...................30

                                   ARTICLE 8
                          TAX PROCEEDINGS AND CONSENT

SECTION 8.01.  Control Over Tax Proceedings..................................30
SECTION 8.02.  Notification of Claims........................................32
SECTION 8.03.  Settlement of Tax Proceedings.................................32

                                   ARTICLE 9
                                    PAYMENTS

SECTION 9.01.  Procedure for Making Payments.................................33

                                   ARTICLE 10
                                 MISCELLANEOUS

SECTION 10.01.  Authorization................................................33
SECTION 10.02.  Notices......................................................33
SECTION 10.03.  Amendments; No Waivers.......................................36
SECTION 10.04.  Expenses.....................................................37
SECTION 10.05.  Successors and Assigns; No Third Party Beneficiaries.........37
SECTION 10.06.  Governing Law................................................37


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                                                                           PAGE
                                                                           ----
SECTION 10.07.  Counterparts; Effectiveness..................................37
SECTION 10.08.  Entire Agreement.............................................38
SECTION 10.09.  Dispute Resolution...........................................38
SECTION 10.10.  Jurisdiction.................................................38
SECTION 10.11.  Further Assurances...........................................39
SECTION 10.12.  Severability.................................................39
SECTION 10.13.  Survival.....................................................39
SECTION 10.14.  Captions.....................................................39
SECTION 10.15.  Specific Performance.........................................39


Schedule 1.01A   -  Certain Agreements Relating to Dispositions Effected by
                    AFS and Aetna International, Inc.
Schedule 1.01B   -  Assets Disposed of In Transactions Reportable Under Code
                    Section 1060
Schedule 5.01    -  Covered Tax Items


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                         FORM OF TAX SHARING AGREEMENT

     TAX SHARING AGREEMENT dated as of [___________], 2000 (this "Agreement") among Aetna Inc., a Connecticut corporation ("Aetna"), Aetna U.S. Healthcare, Inc., a Pennsylvania corporation ("Spinco"), and ING America Insurance Holdings, Inc., a Delaware corporation ("Parent").

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Aetna and Parent have agreed that all outstanding shares of the common stock of Spinco shall be distributed pro rata to Aetna's shareholders (provided that all conditions precedent to the Distribution (as defined below) have been satisfied), and, pursuant to an Agreement and Plan of Restructuring and Merger dated as of July 19, 2000 (the "Merger Agreement") among Aetna, Parent and ANB Acquisition Corp., a Connecticut corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub shall be merged with and into Aetna, as a result of which Aetna shall become a wholly owned subsidiary of Parent (the "Merger");

     WHEREAS, for United States federal income tax purposes, it is intended that the holders of the Aetna Common Stock be treated as having received the cash consideration from Parent and the common stock of Spinco in redemption and disposition of the Aetna Common Stock (as defined below);

     WHEREAS, Aetna and Spinco have entered into a Distribution Agreement dated as of [_________], 2000 (the "Distribution Agreement"), to which this Agreement is Exhibit C and in which Aetna and Spinco have set forth the principal corporate transactions to be effected in connection with Aetna's distribution to its stockholders of the common stock of Spinco and certain other matters relating to the relationship and the respective rights and obligations of Aetna and Spinco following the Merger;

     WHEREAS, pursuant to the Tax (as defined below) laws of various jurisdictions, certain members of the Health Group (as defined below) presently file certain Tax returns on an affiliated, consolidated, combined, unitary, fiscal unit or other group (each such group, a "Consolidated Group") basis (including as permitted by Section 1501 of the Internal Revenue Code of 1986, as amended (the "Code")) with certain members of the Acquired Group (as defined below); and


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     WHEREAS, Aetna, Parent and Spinco desire to set forth their agreement on, among other things, the rights and obligations of Aetna, Spinco and their respective Subsidiaries with respect to the handling and allocation of United States federal, state and local and foreign Taxes, and various other Tax matters.

     NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Acquired Group" means, at any time, such Parent Affiliates as are eligible to join with Aetna (or, in the case of a Combined New York-Illinois Tax, with Combined New York-Illinois Parent) in the filing of (i) for Federal Tax purposes, a consolidated Federal Tax Return, and (ii) for Combined State Tax purposes, a Combined State Tax Return.

     "Aetna" has the meaning set forth in the recitals.

     "Aetna Common Stock" means the common stock, par value US$0.01 per share, of Aetna.

     "Aetna Consolidated Group" means, at any time, (i) Aetna and each direct and indirect Subsidiary (including predecessors and successors thereto) that is eligible to join with Aetna in the filing of (A) for Federal Tax purposes, a consolidated Federal Tax return, and (B) for the purposes of a Combined State Tax that is not a Combined New York-Illinois Tax, a Combined State Tax return, or (ii) for the purposes of a Combined New York-Illinois Tax, the Combined New York-Illinois Parent and each Affiliate of Aetna that is eligible to join with the Combined New York-Illinois Parent in the filing of a Combined New York-Illinois Tax return.

     "Aetna International Disposition Agreements" means (i) the agreement(s) pursuant to which Aetna International, Inc. sold or caused to be sold the stock of Aetna Canada Holdings Limited to John Hancock Canadian Holdings Limited in August, 1999, (ii) the agreement(s) pursuant to which Aetna International, Inc., AE Five Inc. and Aetna Internacional y Compania S. de RL de CV sold or caused to be sold the stock of Seguros Monterrey Aetna and Fianzas Monterrey Aetna to New York Life International, Inc. in January, 2000, (iii) the


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agreement(s) pursuant to which Sul America Aetna Participacoes S.A. sold or caused to be sold the stock of Brasilprev Prevedencia Privada S.A. to Principal Financial Services Inc. in October 1999, and (iv) other agreements which are set forth on Schedule 1.01A and pursuant to which AFS, Aetna International, Inc. or any of their respective Subsidiaries sold or caused to be sold stock or other equity interests in their subsidiaries.

     "Affiliate" means, with respect to any person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "AFS" means Aetna Retirement Services, Inc., a Connecticut corporation.

     "After-Tax Amount" means, with respect to a payment, any additional amount necessary to reflect the Tax gross-up required to make the recipient of such payment whole at the appropriate applicable rate(s), taking into account the present value of Tax benefits and detriments reasonably applied. Any present value calculations made for purposes of this definition shall be based on discounting at the Intercompany Interest Rate.

     "Agreement" has the meaning set forth in the recitals.

     "AmRe Agreements" means the agreement(s) pursuant to which Aetna Life & Casualty Corp. sold or caused to be sold the stock of American Reinsurance Company to Kohlberg, Kravis, Roberts & Co. in 1992.

     "AUSHC Agreements" means the agreements pursuant to which Aetna acquired Aetna U.S. Healthcare, Inc. in July, 1996.

     "Code" has the meaning set forth in the recitals.

     "Combined New York-Illinois Parent" means (i) Aetna Life Insurance Company, in the case of any tax payable to the State of Illinois with respect to which one or more Spinco Affiliates are included in the filing of tax Returns with one or more Parent Affiliates on a unitary basis, or (ii) Aetna Life Insurance and Annuity Company, in the case of any New York insurance tax payable to the State of New York with respect to which one or more Spinco Affiliates are included in the filing of tax Returns with one or more Parent Affiliates on a combined basis.

     "Combined New York-Illinois Tax" means (i) any tax payable to the State of Illinois with respect to which one or more Spinco Affiliates are included in the filing of tax Returns with one or more Parent Affiliates on a unitary basis, or (ii) any New York insurance tax payable to the State of New York with respect


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to which one or more Spinco Affiliates are included in the filing of tax
Returns with one or more Parent Affiliates on a combined basis.

     "Combined State Tax" means (i) with respect to each state or local taxing jurisdiction within the United States, any income, franchise, premium or similar tax payable to such state or local taxing jurisdiction in which one or more Spinco Affiliates file tax returns with Aetna on a Consolidated Group basis for purposes of such income, franchise, premium or similar tax, or (ii) any Combined New York-Illinois Tax.

     "Combined State Tax Package Delivery Date" has the meaning set forth in
Section 3.04(a).

     "Confidentiality Agreement" means Confidentiality Agreement as such term is defined in the Distribution Agreement.

     "Consolidated Group" has the meaning set forth in the recitals.

     "Contract-Based Tax Proceeding" means any Tax Proceeding brought or arising under any of the Prior Deal Agreements, the AUSHC Agreements or the Aetna International Disposition Agreements. For the avoidance of doubt, neither a Spinco-Aetna Tax Proceeding nor a Taxing Authority Proceeding shall be treated as a Contract-Based Tax Proceeding.

     "Covered Items Determination Date" has the meaning set forth in Section 5.01(c).

     "Covered Items Payment Date" has the meaning set forth in Section 5.01(c).

     "Covered Tax Item" has the meaning set forth in Section 5.01(c).

     "Distribution" means Distribution as such term is defined in the Distribution Agreement.

     "Distribution Agreement" has the meaning set forth in the recitals.

     "Distribution Date" means Distribution Date as such term is defined in the Distribution Agreement.

     "Distribution Documents" means Distribution Documents as such term is defined in the Distribution Agreement.


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     "Effective Realization" (and the correlative term, "Effectively Realized")
means, with respect to a tax saving or tax benefit, the earliest to occur of
(i) the receipt by any Parent Affiliate or any Spinco Affiliate of cash from a Taxing Authority reflecting such tax saving or tax benefit, or (ii) the application of such tax saving or tax benefit to reduce (A) the tax liability on a Return of any of such entities or of any Consolidated Group of which any of such entities is a member, or (B) any other outstanding tax liability of any of such entities or of any such Consolidated Group, which application shall, for the avoidance of doubt, be treated as occurring on the due date (taking into account all applicable and valid extensions of such date) for such Return or the date on which the relevant amount is credited.

     "Employee Benefits Agreement" means the Employee Benefits Agreement dated as of [___________], 2000 between Aetna and Spinco.

     "Event" has the meaning set forth in Section 3.06(b).

     "Federal Tax" means any tax imposed under Subtitle A of the Code.

     "Federal Tax Package Delivery Date" has the meaning set forth in Section 3.04(a).

     "Final Determination" means (i) with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870-AD and, with respect to taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification (through Tax Proceedings or otherwise), (ii) any final disposition of a Tax issue by reason of the expiration of a statute of limitations (giving effect to any extension or waiver thereof), or (iii) the payment of Tax with respect to any item disallowed or adjusted by any Taxing Authority where Aetna and Spinco Jointly Decide that no action should be taken to recoup such payment.

     "Health Combined State Tax Liability" means, with respect to any tax period and any jurisdiction, an amount of Combined State Taxes determined in accordance with the principles set forth in the definition of Health Federal Tax Liability and comparable provisions under applicable law.

     "Health Federal Tax Liability" is intended by the parties to measure the Health Group's standalone Federal Tax liability after applying limitations on the use of the Health Group's Tax Assets in a manner that equitably reflects such Assets' actual utilization in the consolidated Return of the Aetna Consolidated


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Group. Specifically, Health Federal Tax Liability means, with respect to any tax period, an amount equal to:

     (i) the sum of the Health Group's Federal Tax liability and any interest, penalties and other additions to such taxes for such tax period computed (A) as if the Health Group were not and never were part of the Aetna Consolidated Group, but rather were a separate affiliated group of corporations filing a consolidated Federal Tax return pursuant to Section 1501 of the Code, and (B) without taking into account the limitations imposed by Federal Tax law through the Treasury Regulations promulgated under Section 1502 of the Code (such Regulations, "Consolidated Return Regulations") (such limitations, "Consolidated Return Limitations") (the sum described in this clause (i) constituting the "Health Standalone Liability"); as modified by

     (ii) such adjustments, without duplication, for such tax period as are required to reflect any limitations imposed by the Federal Tax law on the Health Group by reason of the inclusion of the members of the Health Group in the Aetna Consolidated Group (the adjustments described in this clause (ii) together constituting the "Health Limitations Adjustment").

     The following rules shall apply to the computation of the Health Federal Tax Liability and shall be deemed to be an integral part of the definition of the Health Federal Tax Liability:

     (1) For purposes of the calculation of the Health Standalone Liability, (x) the highest rate of tax specified in Section 11(b) of the Code (or any other similar rates applicable to specific types of income) shall be assumed to be the only rates set forth in that subsection, (y) the tax positions taken, and the elections and accounting methods used by, the Aetna Consolidated Group for the tax period at issue and/or tax periods prior thereto shall be taken into account, and (z) transactions between any member of the Health Group, on one hand, and any member of the Acquired Group, on the other hand, shall not be taken into account.

     (2) Without limiting the generality of paragraph (i) above, the Consolidated Return Limitations shall include limitations relating to (x) the utilization of net operating losses, foreign tax credits and separate return limitation year tax items, (y) the treatment of life and non-life subgroups, and (z) any separate treatment of insurance companies that are described in
Section 1504(b) of the Code.

     (3) Without limiting the generality of the definition of the Consolidated Return Limitations, the calculation of the Health Standalone Liability shall take into account, and the Health Group shall be entitled to utilize for purposes of such


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calculation, among other things, any Tax Asset of the Health Group as though the Health Group were a separate affiliated group that has existed and included all relevant members for all relevant periods.

     (4) The Health Limitations Adjustment for a tax period shall be calculated as an amount that reflects (x) the adjustment to the Health Standalone Liability that shall be required in order for the Health Group to receive the economic benefit of only such amounts of the Tax Assets or tax items as are necessary to reflect the actual utilization in the consolidated return of the Aetna Consolidated Group for such tax period, and (y) the excess loss accounts or deferred intercompany gains or intercompany items of members of the Health Group that are actually triggered during such tax period under the Consolidated Return Regulations and are taken into account in the consolidated return of the Aetna Consolidated Group.

     (5) In calculating the Health Limitations Adjustments, except to the extent mutually agreed upon by Aetna and Spinco, the tax positions taken, and the elections and accounting methods used shall be consistent with those (x) used by the Aetna Consolidated Group for the tax period at issue and/or tax periods prior thereto, and (y) used in the computation of the Health Standalone Liability.

     (6) The parties hereto shall be permitted to invoke the dispute resolution procedures under Section 10.09 with respect to any disagreement in the methodology used in calculating Health Federal Tax Liability hereunder. For the avoidance of doubt, this rule (6) is not intended to affect the application of the third and fourth sentences of Section 2.03(b).

     "Health Group" means, at any time, such Spinco Affiliates as are eligible to join with Aetna (or, in the case of a Combined New York-Illinois Tax, with the Combined New York-Illinois Parent) in the filing of (i) for Federal Tax purposes, a consolidated Federal Tax Return, and (ii) for Combined State Tax purposes, a Combined State Tax Return.

     "Health Group Tax Liability" means, with respect to any tax period, the sum of (i) the Health Federal Tax Liability, and (ii) the Health Combined State Tax Liability.

     "Indemnitee" has the meaning set forth in Section 5.04.

     "Indemnitor" has the meaning set forth in Section 5.04.


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     "Intercompany Interest Rate" means 8% (compounded annually), or an economically equivalent interest rate with respect to a compounding period that is shorter than one year.

     "Jointly Decide" means, with respect to specified parties, arriving at a prompt and timely decision to which each such party agrees after such party has
(i) received relevant information available to the other parties and (ii) discussed with the other parties any relevant financial or other aspects of such decision and any alternatives thereto raised by the parties. In the event that the specified parties are unable to reach agreement on a matter on which they Jointly Decide, (A) any party may invoke the dispute resolution procedures set forth in Section 10.09 of this Agreement, or (B) the part(ies) that disagree with a decision shall be deemed to have agreed with such decision if one or more of the other parties furnish an indemnity, reasonably satisfactory to the recipient(s) thereof, in respect of any Tax liability and the related After-Tax Amount that may result from such decision (provided that the determination as to whether an indemnity is reasonably satisfactory to the recipient(s) thereof (x) may be subject to the dispute resolution procedures set forth in Section 10.09 of this Agreement and (y) shall be based upon, among other things, the scope of the indemnity and the financial credit of the part(ies) furnishing the indemnity).

     "Lincoln Agreements" means the agreements pursuant to which Aetna Life Insurance Company and Aetna Life Insurance and Annuity Company ceded domestic life insurance businesses to, and effected related transactions with, Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York in October, 1998.

     "Merger" has the meaning set forth in the recitals.

     "Merger Agreement" has the meaning set forth in the recitals.

     "Merger Sub" has the meaning set forth in the recitals.

     "Miscellaneous Agreements" means (i) the agreement(s) pursuant to which certain Texas healthcare assets owned by Aetna U.S. Healthcare, Inc. as a result of the acquisition described in the NYLCare Agreements were sold to Blue Cross and Blue Shield of Texas, a division of Health Care Service Corporation, in March, 2000, and (ii) other agreements as set forth on Schedule 1.01B or any agreements (other than the Lincoln Agreements, the NYLCare Agreements and the Prudential Agreements) pursuant to which Aetna Life Insurance Company, Aetna Health and Life Insurance Company, Aetna U.S. Healthcare, Inc. or their respective direct or indirect Subsidiaries sold or acquired stock (or equity interests) in, or assets of, other corporations or unincorporated entities.


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     "NYLCare Agreements" means the agreements pursuant to which Aetna acquired the healthcare assets of New York Life Insurance Company in July, 1998.

     "Parent" has the meaning set forth in the recitals.

     "Parent Affiliates" means, without duplication, (i) Aetna, AFS, Aetna Retirement Holdings, Inc., Aetna Life Insurance and Annuity Company, Aetna International, Inc., Aetna Life Insurance Company of America and any other direct and indirect Subsidiaries of Parent immediately after the Distribution (including predecessors and successors thereto), (ii) any entities that are or have been "controlled foreign corporations" (within the meaning of Section 957(a) of the Code or successor provisions) of which AFS, Aetna International, Inc. or any of their respective Subsidiaries is or has been a "United States shareholder" (within the meaning of Section 951(b) of the Code or successor provisions), (iii) China Pacific Insurance Company, and (iv) any entities (except for entities described in clause (i) or clause (ii) of this definition) that have been direct or indirect Subsidiaries of AFS or Aetna International, Inc. at any time prior to the Distribution (including predecessors or successors thereto). Aetna Services, Inc. shall be treated as a Parent Affiliate for tax periods ending prior to January 1, 2000.

     "Person" means Person as such term is defined in the Distribution
Agreement.

     "Post-Distribution Tax Period" means (i) any tax period beginning and ending after the Distribution Date, and (ii) with respect to a tax period that begins before and ends after the Distribution Date, such portion of the tax period that commences on the day immediately after the Distribution Date.

     "Post-1994 Tax Period" means any tax period (or portion thereof) that begins on or after January 1, 1995.

     "Pre-Distribution Stub Tax Period" means any tax period described in clause (ii) of the definition of Pre-Distribution Tax Period.

     "Pre-Distribution Tax Period" means (i) any tax period ending before or on the Distribution Date, and (ii) with respect to a period that begins before and ends after the Distribution Date, such portion of the tax period ending on and including the Distribution Date.

     "Pre-1995 Tax Period" means any tax period (or portion thereof) that ends on or before December 31, 1994.


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     "Prior Deal Agreements" means (i) the AmRe Agreements, (ii) the Lincoln
Agreements, (iii) the NYLCare Agreements, (iv) the Prudential Agreements, (v) the Travelers Agreements, and/or (vi) the Miscellaneous Agreements.

     "Prudential Agreements" means the agreements pursuant to which Aetna and certain of its Subsidiaries acquired the healthcare assets of The Prudential Insurance Company of America in August, 1999.

     "Referee" has the meaning set forth in Section 10.09.

     "Representatives" has the meaning set forth in Section 7.04.

     "Return" means any Tax return, statement, report or form (including without limitation estimated Tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any Taxing Authority.

     "Return Due Date" means, with respect to a return of the Aetna Consolidated Group, the due date under applicable Tax law of such Return (taking into account, without limitation, all applicable and valid extensions of such date).

     "Spinco" has the meaning set forth in the recitals.

     "Spinco Affiliates" means (i) Spinco, Aetna Life Insurance Company, Aetna Health and Life Insurance Company and any other direct or indirect Subsidiaries of Spinco immediately after the Distribution (including predecessors and successors thereto), (ii) the Travelers Companies (including predecessors or successors thereto), and (iii) any entities (except for entities described in clause (i) or clause (ii) of this definition) that have been direct or indirect Subsidiaries of Aetna at any time prior to the Distribution (including predecessors or successors thereto) but that are not Parent Affiliates. Aetna Services, Inc. shall be treated as a Spinco Affiliate for tax periods beginning after December 31, 1999.

     "Spinco-Aetna Tax Proceeding" means any Tax Proceeding solely between (i) one or more of the Parent Affiliates, ING Groep N.V. and/or any entity that, following the Distribution Date, is a Subsidiary of ING Groep N.V., on one hand, and (ii) one or more of the Spinco Affiliates, and/or any entity that, following the Distribution Date, is a Subsidiary of Spinco, on the other hand.

     "Spin-Off" means Spin-Off as such term is defined in the Merger Agreement.


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     "Subsidiary" means Subsidiary as such term is defined in the Distribution
Agreement.

     "Tax" means (i) any United States federal, state or local or foreign income, profits, franchise, premium, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, transfer, employment, unemployment, occupation, disability, use, property, real property gains, withholding, escheat, excise, production, value added, ad valorem, windfall, license, occupancy and any other taxes, duties or assessments of any nature whatsoever, together with any interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions; (ii) any liability of an entity for the payment of any amount of the type described in clause (i) as a result of being or having been before the Distribution Date a member of a Consolidated Group, or a party to any agreement or arrangement, as a result of which liability of such entity and its subsidiaries to a Tax Authority is determined or taken into account with reference to the liability of any other Person (including, for example, liability under Treasury Regulations Section 1.1502-6 or similar liability under any other law), and (iii) any liability for the payment of any amount as a result of being party to any agreements or arrangements (whether or not written) binding an entity or any of its subsidiaries (A) that provide for the allocation, apportionment, sharing or assignment of any tax liability or tax benefit, or the transfer or assignment of income, revenues, receipts, or gain, in each case for the principal purpose of determining any Person's tax liability or (B) with respect to the payment of any amount of the type described in clause (i) or clause (ii) as a result of any existing express or implied obligation (including without limitation an indemnification obligation).

     "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, enterprise zone credit or incentive, charitable deduction or any other loss, credit, deduction or tax attribute that could be carried forward or back to reduce taxes (including without limitation deductions and credits relating to alternative minimum taxes).

     "Tax Packages" of the Health Group with respect to a tax period means (i) in the context of the preparation of a Tax return, one or more packages (sufficiently complete to be filed in a Return) which shall include (A) completed Federal Tax Forms 1120s, 1120-PCs and 1120-Ls or comparable state Tax forms, as the case may be (or materials reflecting the information set forth on such forms), prepared on a pro forma basis, and (B) such other schedules and other materials, containing information with respect to the Health Group relevant to the preparation and signing of the Returns of the Aetna Consolidated Group with respect to such tax period, as are reasonably necessary to calculate consolidated Taxable items and as are mutually agreed to, and (ii) in the context of the


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


determination of the amount of any payment of estimated taxes, one or more packages of Tax information, to be mutually agreed to, which enable the calculation of such estimated taxes.

     "Tax Proceeding" means any Tax audit, contest, dispute or proceeding (whether administrative, judicial or otherwise).

     "Taxing Authority" means any governmental authority (whether United States or foreign, and including without limitation any state, municipality, political subdivision or governmental agency) responsible for the imposition of any Tax.

     "Taxing Authority Proceeding" means any Tax Proceeding in which a Taxing Authority participates.

     "Travelers Agreements" means the agreements pursuant to which Aetna sold or caused to be sold the stock of the Travelers Companies to The Travelers Insurance Group, Inc. in April, 1996.

     "Travelers Companies" means The Aetna Casualty and Surety Company, The Standard Fire Insurance Company and their respective Subsidiaries.

     (b) Any term used in this Agreement that is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code (and applicable Treasury regulations thereunder) or comparable provisions of applicable state or local or foreign tax law.

                                   ARTICLE 2
                     ADMINISTRATIVE AND COMPLIANCE MATTERS

     SECTION 2.01. Sole Tax Sharing Agreement. (a) Any and all existing Tax sharing agreements or arrangements, written or unwritten, between one or more Parent Affiliates and one or more Spinco Affiliates shall be terminated as of the effective date of this Agreement; provided that there shall not be terminated (i) any Tax sharing agreements or arrangements that are included or set forth in the Prior Deal Agreements or in the Aetna International Disposition Agreements, or (ii) to the extent consistent with the provisions and principles of this Agreement, any provision relating to Taxes in the Distribution Agreement, the other Distribution Documents or the Merger Agreement. As of the effective date of this Agreement, neither the Parent Affiliates nor the Spinco Affiliates shall have any further rights or liabilities under agreements or arrangements that are terminated pursuant to the preceding sentence, and this Agreement shall be the sole Tax sharing agreement between one or more Parent Affiliates, on one hand, and one or more Spinco Affiliates, on the other hand.

     (b) This Agreement shall not address the obligations or arrangements, if any, (i) among Parent Affiliates, or (ii) among Spinco Affiliates.

     SECTION 2.02. Designation of Agent. (a) Each member of the Health Group hereby authorizes and designates Aetna as its agent, coordinator and administrator, for the purposes of (i) taking any and all actions necessary or incidental to the filing of any Return, any amended Return or any claim for refund, credit or offset of Tax, or any other proceedings, and (ii) making payments to, or collecting refunds from, any Taxing Authority, in the case of each of clauses (i) and (ii) relating only to any Pre-Distribution Tax Period and in conformity with the provisions and principles of this Agreement; provided that, for the avoidance of doubt, Aetna shall not be designated as agent, coordinator or administrator with respect to Taxes reflected on any Federal Tax Return, United States state or local Tax Return or Return relating to foreign Taxes, in each case that are (A) filed on a separate-company basis by a member of the Health Group, or (B) filed on behalf of a Consolidated Group of which a member of the Health Group is the parent. Aetna covenants to the Spinco Affiliates that it shall be responsible to see that all administrative matters relating to the actions described in clauses (i) and (ii) of the preceding sentence shall be handled promptly and appropriately and in conformity with the provisions and principles of this Agreement. Any disputes between Aetna and the Health Group as to the scope of Aetna's role under this
Section 2.02 shall be the subject of the dispute resolution procedures under
Section 10.09.

     (b) Combined New York-Illinois Parent shall be designated as agent, coordinator and administrator of each member of the Health Group, in the case of a Combined New York-Illinois Tax that is the New York insurance tax, or each member of the Acquired Group, in the case of a Combined New York-Illinois Tax that is the tax payable to the State of Illinois, for the purposes of (i) taking any and all actions necessary or incidental to the filing of any Return, any amended Return or any claim for refund, credit or offset of a Combined New York-Illinois Tax, or any other proceedings, and (ii) making payments to, or collecting refunds from, any Taxing Authority, in the case of each of clauses
(i) and (ii) relating only to any Pre-Distribution Tax Period and in conformity with the provisions and principles of this Agreement. In applying Section 2.03 and/or Article 3 (and/or any other provision of this Agreement for which the parent of the Consolidated Group with respect to a Combined New York-Illinois Tax is relevant) to a Combined New York-Illinois Tax, (i) a reference in any such provision to Aetna shall be treated, as appropriate, as a reference to the Combined New York-Illinois Parent, and (ii) any such provision shall be applied mutatis mutandis with respect to such Combined New York-Illinois Tax.

     (c) Aetna and Spinco shall Jointly Decide the extent, if any, to which Aetna shall be designated as agent, coordinator and administrator of members of the Health Group for the purpose of taking actions relating to any Post-Distribution Tax Period.

     SECTION 2.03. Pre-Distribution Tax Period Returns. (a) Aetna shall prepare, consistently with relevant past practice and applicable law and in conformity with the provisions and principles of this Agreement, and file the consolidated Federal Tax Returns and Combined State Tax Returns of the Aetna Consolidated Group for all Pre-Distribution Tax Periods.

     (b) In preparing such Returns, Aetna shall not discriminate among the members of the Aetna Consolidated Group. Aetna shall have the right with respect to such Returns to determine (i) the manner in which such Returns shall be prepared and filed on Tax matters that predominantly affect the Acquired Group, including without limitation the manner in which any item of income, gain, loss, deduction or credit shall be reported by the Acquired Group, and
(ii) the elections that shall be made by any member of the Acquired Group. Spinco shall have the right, with respect to all Federal Tax Returns and Combined State Tax Returns of the Aetna Consolidated Group for Pre-Distribution Tax Periods, to determine (i) the manner in which such Returns shall be prepared and filed on Tax matters that predominantly affect the Health Group, including without limitation the manner in which any item of income, gain, loss, deduction or credit shall be reported by the Health Group (provided, however, that Spinco shall not have such right with respect to, and Spinco and Aetna shall Jointly Decide the treatment of, a Tax matter (or the relevant portion thereof) on a Return to the extent that (A) (x) there is not substantial authority in support of Spinco's position on such Tax matter (or portion thereof), and (y) Spinco has not included appropriate disclosure of such position in the relevant Tax Package, or (B) there is not reasonable basis for Spinco's position), and (ii) the elections that shall be made by any member of the Health Group. The parties agree that the Spin-Off shall be treated as predominantly relating to the Health Group for the purposes of this Agreement.

     (c) To the extent that (i) two or more provisions of Section 2.03(b) would otherwise apply to a Tax item in a conflicting manner, or the treatment of a Tax item that is material to the tax liability of the Aetna Consolidated Group for the relevant Pre-Distribution Tax Period is not addressed by Section 2.03(b), and (ii) the treatment of such Tax item in the appropriate Return of the Aetna Consolidated Group is not addressed by any other provision of this Agreement, Aetna and Spinco shall Jointly Decide the treatment of such Tax item.

     (d) No later than 45 calendar days prior to the Return Due Date for a Return of the Aetna Consolidated Group, Spinco shall prepare and deliver Tax Packages to Aetna that contain information of the Health Group for (i) any Pre-Distribution Stub Tax Period, and (ii) any other tax period for which (A) a Return that includes such tax period has not been filed prior to the Distribution Date and (B) any Spinco Affiliate is part of the Aetna Consolidated Group. Subject to Section 2.03(c), the Tax information contained in such Tax Packages shall be presumed for purposes of Section 2.03(b) to constitute Tax matters that predominantly affect the Health Group; provided that Aetna may rebut such presumption, as appropriate, using the dispute resolution procedures under Section 10.09 of this Agreement.

     (e) No later than 25 calendar days prior to the Return Due Date for a Return of the Aetna Consolidated Group with respect to a taxable year that includes a Pre-Distribution Tax Period, Aetna shall provide Spinco with a draft of such Return, together with material supporting calculations and any other information reasonably requested by Spinco. Spinco shall have the opportunity to review and comment on such draft Return, including without limitation to determine whether such draft Return reflects, in conformity with the provisions and principles of this Agreement, (i) the information set forth, or otherwise reflected in, the corresponding Tax Package furnished by Spinco, and (ii) the treatment of Tax items that have been Jointly Decided by Aetna and Spinco. Aetna shall take into account, and as necessary shall modify the Return to reflect, such comments made by Spinco as are required by this Agreement. Any disagreements or disputes regarding the scope of Spinco's review and comment rights under this Section 2.03(e) shall be subject to the dispute resolution procedures under Section 10.09.

                                   ARTICLE 3
                       TAX RETURN MATTERS AND TAX SHARING

     SECTION 3.01. General. For each taxable year of the Aetna Consolidated Group during which income, loss or credit against tax of any member of the Health Group is includible in the consolidated Federal Tax Return of the Aetna Consolidated Group, Spinco shall pay to Aetna an amount equal to the Health Federal Tax Liability, as shown on the calculations described in Section 3.04(a) that result from the Tax Packages of the Health Group for (i) such taxable year, if such taxable year ends prior to the Distribution Date, or (ii) the Pre-Distribution Stub Tax Period, if such taxable year includes the Distribution Date. For each taxable year of the Aetna Consolidated Group during which income, loss or credit against tax of any member of the Health Group is includible in a Return relating to a Combined State Tax, Spinco shall pay Aetna an amount equal to the Health Combined State Tax Liability, as shown on the calculations described in
Section 3.04(a) that result from the Tax Packages of the Health Group for (i) such taxable year, if such taxable year ends prior to the Distribution Date, or
(ii) the Pre- Distribution Stub Tax Period, if such taxable year includes the Distribution Date. The principles, and as relevant the provisions, of Section
2.03 shall be applied in interpreting this Article 3. For the avoidance of doubt, any reference to the principles of this Section 3.01 shall include a reference to the applicable principles of Section 2.03.

     SECTION 3.02. Estimated Payments. Aetna shall determine the amount of the estimated tax installment of the Health Federal Tax Liability (corresponding to the Aetna Consolidated Group's estimated Federal Tax installment) with respect to a taxable year in which the Health Group is part of the Aetna Consolidated Group (whether or not such payment is made prior to the Distribution Date), as determined under the principles of Section 3.01 of this Agreement and using a Tax Package for the Health Group with respect to the appropriate tax period timely furnished by Spinco to Aetna. Aetna shall provide Spinco with notice of such estimated determination for Federal Tax no later than 30 calendar days before the date such corresponding installment payment is due (including all applicable and valid extensions). Spinco shall, on or prior to the due date of the Aetna Consolidated Group's corresponding installment payment, pay to Aetna the amount so determined in accordance with Article 9 hereof. Aetna shall determine the amount of the estimated tax installment of the Health Combined State Tax Liability (corresponding to the Aetna Consolidated Group's relevant estimated Combined State Tax installment) with respect to a taxable year in which the Health Group is part of the Aetna Consolidated Group (whether or not such payment is made prior to the Distribution Date), as determined under the principles of Section 3.01 of this Agreement and using a Tax Package for the Health Group with respect to the appropriate tax period timely furnished by Spinco to Aetna. Aetna shall provide Spinco with notice of such estimated determination for Combined State Tax no later than 15 calendar days before the date such corresponding installment payment is due (including all applicable and valid extensions). Spinco shall, on or prior to the due date of the Aetna Consolidated Group's corresponding installment payment, pay to Aetna the amount so determined in accordance with Article 9 hereof.

     SECTION 3.03. Certain Payments Upon Due Date. On or prior to the due date under Tax law (without taking into account any applicable or valid extensions of such date) of any Return of the Aetna Consolidated Group with respect to a Pre-Distribution Tax Period, Spinco shall pay to Aetna, or Aetna shall pay to Spinco, as appropriate, an amount equal to the difference, if any, between

(i) the Health Federal Tax Liability or the Health Combined State Tax Liability, as the case may be, for such Pre-Distribution Tax Period, and (ii) the aggregate amount of the estimated installments paid with respect thereto pursuant to (or in accordance with the principles of) Section 3.02.

     SECTION 3.04. Payment of Taxes at Year-End. (a) No later than 45 calendar days before the Return Due Date for the Aetna Consolidated Group's consolidated Federal Tax return, Spinco shall deliver to Aetna a Tax Package of the Health Group relating to Federal Taxes for (i) such taxable year, if such taxable year ends prior to the Distribution Date, or (ii) the Pre-Distribution Stub Tax Period, if such taxable year includes the Distribution Date (the delivery date constituting the "Federal Tax Package Delivery Date"). No later than 30 calendar days after the Federal Tax Package Delivery Date, Aetna shall deliver to Spinco a statement showing a calculation of the amount to be paid pursuant to Section 3.04(b) below. No later than 45 calendar days before the Return Due Date for each Combined State Tax return, Spinco shall deliver to Aetna a Tax Package of the Health Group relating to a Combined State Tax for (i) such taxable year, if such taxable year ends prior to the Distribution Date, or (ii) the Pre-Distribution Stub Tax Period, if such taxable year includes the Distribution Date (the delivery date constituting a "Combined State Tax Package Delivery Date"). No later than 20 calendar days after such Combined State Tax Package Delivery Date, Aetna shall deliver to Spinco a statement showing a calculation of the amount to be paid pursuant to Section 3.04(b) below. In the event that Aetna and Spinco Jointly Agree that any timeframe set forth in this
Section 3.04(a) shall be modified, this Section 3.04(a) shall be treated as having been satisfied to the extent such modified timeframe is complied with.

     (b) On or prior to the Return Due Date for the Return of the Aetna Consolidated Group to which a calculation described in Section 3.04(a), resulting from a Tax Package of the Health Group, relates, Spinco shall pay to Aetna, or Aetna shall pay to Spinco, as appropriate, an amount equal to the difference, if any, between (i) the Health Federal Tax Liability or the Health Combined State Tax Liability, as the case may be, reflected by such calculation for such tax period, and (ii) the aggregate amount of (A) the estimated installments paid with respect thereto pursuant to (or in accordance with the principles of) Section 3.02, and (B) payments made pursuant to (or in accordance with the principles of) Section 3.03.

     (c) Spinco shall be permitted to invoke the dispute resolution procedures under Section 10.09 with respect to the manner in which Aetna has discharged its obligations under Section 3.04(a).

     SECTION 3.05. Treatment of Adjustments. If any adjustment is made in a Federal Tax Return or a Combined State Tax Return of the Aetna Consolidated Group, after the filing thereof, in which income or loss of any member of the Health Group is included, then within five calendar days of the time of a Final Determination of such adjustment, Spinco shall pay to Aetna or Aetna shall pay to Spinco, as the case may be, the difference between all payments actually made pursuant to (or in accordance with the principles of) Article 3 (and any other applicable provisions of this Agreement) with respect to the taxable year covered by such Return and all payments that would have been made pursuant to (or in accordance with the principles of) Article 3 (and any other applicable provisions of this Agreement) taking such adjustment into account with respect to such taxable year, together with any penalties actually paid and interest for each day until the date of Final Determination calculated at the Intercompany Interest Rate.

     SECTION 3.06. Carry-Backs from Post-Distribution Tax Periods and Certain Other Matters. (a) Aetna agrees to pay to Spinco, within three calendar days of Effective Realization, the actual tax benefit received or otherwise Effectively Realized by the Aetna Consolidated Group from the use in any Pre- Distribution Tax Period of a carryback of any Tax Asset of the Health Group from a Post-Distribution Tax Period. Such benefit shall be equal to the excess of (i) the amount of Federal Taxes or Combined State Taxes, as the case may be, that would have been payable (or of the Federal Tax or Combined State Tax refund actually receivable) by the Aetna Consolidated Group in the absence of such carryback, over (ii) the amount of Federal Taxes or Combined State Taxes, as the case may be, actually payable (or of the Federal Tax or Combined State Tax refund that would have been receivable) by the Aetna Consolidated Group.

     (b) If, subsequent to the payment by Aetna to Spinco of any amount pursuant to (or in accordance with the principles of) Section 3.06(a), there shall be (i) a Final Determination that results in a disallowance or a reduction of the Tax Asset so carried back or (ii) a reduction in the amount of the tax benefit Effectively Realized by the Aetna Consolidated Group from such Tax Asset as a result of the use by the Aetna Consolidated Group of a Tax Asset of the Acquired Group (provided that, for purposes of clause (ii), to the extent that the sum of the Tax Assets of the Acquired Group available to be used in the Pre-Distribution Tax Period to which carryback is made and the Tax Assets of the Health Group available to be used in such Pre-Distribution Tax Period exceeds the Tax Assets permitted to be used by the Aetna Consolidated Group with respect to such Pre- Distribution Tax Period, the same proportion of the Tax Assets of the Acquired Group and of the Health Group shall be used, unless Aetna and Spinco Jointly Decide otherwise), Spinco shall repay to Aetna, within three calendar days of such event described in clause (i) or (ii) (an "Event" or, collectively the "Events"), any amount that would not have been payable to Spinco pursuant to (or in accordance with the principles of) Section 3.06(a) had the amount of the tax benefit been determined in light of the Events. In addition, Spinco shall hold each member of the Acquired Group harmless from any penalty or interest payable by any member of the Acquired Group as a result of any such Events. Any such amount shall be paid by Spinco within three calendar days of the payment by the Acquired Group of any such penalty or interest.

     (c) Any refunds or credits of Tax received or otherwise Effectively Realized by a member of the Acquired Group or the Health Group, as the case may be, relating to a Pre-Distribution Tax Period, to the extent reflecting a Tax saving attributable to any item of income, loss, credit, deduction or other Tax attribute of any member of the Health Group or the Acquired Group, respectively, shall be paid by such member of the Acquired Group or the Health Group, respectively, to Spinco or Aetna, respectively, within three calendar days of the receipt or other Effective Realization of such tax saving; provided that (i) no such payment shall be required to the extent such refunds or credits are attributable to (A) a Tax Asset of the Health Group or the Acquired Group, respectively, for which payment has previously been made by the Acquired Group or the Health Group, respectively, pursuant to (or in accordance with the principles of) Section 3.06(a), this Section 3.06(c) or any other applicable provision of this Agreement, or (B) an adjustment for which payment in respect thereof has previously been made pursuant to (or in accordance with the principles of) Section 3.05 or any other applicable provision of this Agreement, and (ii) any refunds shall be paid net of any Tax liability to an entity resulting from such entity's receipt of such refund from the Taxing Authority.

     SECTION 3.07. Additional Matters. To the extent that any Parent Affiliate or any Spinco Affiliate receives interest from a Taxing Authority relating to an adjustment made in a Federal Tax Return or a Combined State Tax return of the Aetna Consolidated Group, any obligations of Parent or Spinco, respectively, under Section 3.05 or Section 3.06 arising from such adjustment shall be reduced by any Tax incurred by the Parent Affiliate or the Spinco Affiliate, respectively, on the receipt of such interest.

                                   ARTICLE 4
                CERTAIN COVENANTS AND EMPLOYEE BENEFITS MATTERS

     SECTION 4.01. Spinco Covenants to Aetna. (a) Spinco covenants to Aetna that, during the period from the date on which the Merger Agreement was signed through the Distribution Date, Aetna will not have caused the Acquired Group to take a position on a material Federal Tax matter with respect to such period, which position Aetna does not believe, at the time such position is taken, should be treated as being supported by substantial authority (within the meaning of the Code).

     (b) Spinco covenants to Aetna that at no time prior to the Distribution Date will Spinco or any Spinco Affiliate have filed a Return of a Consolidated Group of which it is the parent and which includes any Parent Affiliate.

     (c) Spinco covenants to Aetna that, during the period from the date on which the Merger Agreement was signed through the Distribution Date, it shall not adjust the Tax accounts of Aetna, Aetna Life Insurance and Annuity Company, Aetna International, Inc. or certain Malaysian subsidiaries of Aetna International, Inc., except in each case to the extent necessary to reflect the accrual of current Tax liabilities and the making of payments of estimated Tax installments.

     SECTION 4.02. Covenant Regarding Amendment of Returns. Each member of the Acquired Group covenants to the members of the Health Group that Aetna shall not amend any Return of the Aetna Consolidated Group filed prior to the Distribution Date, or change any tax election or any tax accounting method reflected on any such Return, which amendment or change would result in a material increase in the tax liability (or a material reduction of any Tax Asset) of the Health Group with respect to any Pre-Distribution Tax Period, except in each case to the extent (i) permitted by Article 8 of this Agreement,
(ii) required by any applicable Final Determination, or (iii) agreed to by Spinco.

     SECTION 4.03. Certain Deductions Relating to Employee Benefits Matters.
(a) Spinco shall claim, and for purposes of this Agreement Spinco shall be entitled to the economic benefit of, any Federal Tax or other Tax deductions that are (i) attributable to the cancellation under Section 2.04(b)(i) of the Employee Benefits Agreement of options with respect to the Aetna Common Stock,
(ii) attributable to the exercise following the Distribution Date of any option with respect to the common stock of Spinco, which option shall have been converted from an option with respect to the Aetna Common Stock pursuant to
Section 2.04(b)(ii) of the Employee Benefits Agreement, (iii) attributable to any payments of cash under Section 2.04(b)(ii) of the Employee Benefits Agreement, (iv) in connection with AUSHC Bonus Liabilities (as defined in
Section 2.04(c) of the Employee Benefits Agreement), (v) in connection with Retained Supplemental Liabilities (as defined in Section 3.02(a)(ii) of the Employee Benefits Agreement), (vi) in connection with AUSHC Deferred Compensation Liabilities (as defined in Section 3.02(b)(ii) of the Employee Benefits Agreement), (vii) in connection with Retained Retiree Health and Life Liabilities (as defined in Section 4.02(a) of the Employee Benefits Agreement),
(viii) in connection with the AUSHC WCP Liabilities (as defined in

Section 4.06(a) of the Employee Benefits Agreement), (ix) in connection with AUSHC Phantom Liabilities (as defined in Section 4.11(b) of the Employee Benefits Agreement), (x) in connection with Director Liabilities (within the meaning of Article 5 of the Employee Benefits Agreement), or (xi) in connection with AUSHC International Liabilities (within the meaning of Section 5.02 of the Employee Benefits Agreement).

     (b) To the extent that any deduction that is allocated to Spinco under
Section 4.03(a) is disallowed because a Taxing Authority makes a Final Determination that Aetna or any other Parent Affiliate should have claimed such deduction, Aetna shall pay to Spinco an amount equal to the resulting actual Tax benefit Effectively Realized by any Parent Affiliate (or any member, except for any Spinco Affiliate, of a Consolidated Group of which any Parent Affiliate is a member), together with the related After-Tax Amount, within three calendar days of the Effective Realization thereof.

                                   ARTICLE 5
                                  INDEMNITIES

     SECTION 5.01. Indemnification of Parent Affiliates by Spinco Affiliates. Spinco and each Spinco Affiliate (except for the Travelers Companies) shall jointly and severally indemnify Aetna and each Parent Affiliate against and hold them harmless from the following, without duplication:

     (a) any Health Group Tax Liability, except for any liability (or portion thereof) that is described in Section 5.02(d);

     (b) any liability for Taxes attributable to any Spinco Affiliate (provided that, for the purposes of the foregoing portion of this Section 5.01(b), Taxes shall refer only to such taxes as are described in clause (i) or clause (iii) of the definition of such term in Section 1.01(a)) (including without limitation (i) any Tax liability of Aetna U.S. Healthcare, Inc. or of any Spinco Affiliate that was a direct or indirect Subsidiary of Aetna U.S. Healthcare, Inc. immediately after Aetna's acquisition in 1996 of Aetna U.S. Healthcare, Inc., which Tax liability relates to tax periods ending on the date of, or prior to, such acquisition, and (ii) any liability with respect to a Pre-Distribution Tax Period of a member of the Health Group for which a Taxing Authority holds any member of the Acquired Group liable solely by reason (taking into account for this purpose the principles of this Agreement) of Treasury Regulations Section 1.1502-6 or comparable provisions of United States state or local or foreign law), but excluding any liability (or portion thereof) that is described in Section 5.02(d);

     (c) the net amount (if a liability) of (i) the Federal Tax liabilities paid and/or interest paid (which interest shall be adjusted downwards for the Federal Tax deductions to a Parent Affiliate resulting from its payment using the highest rate of tax specified in Section 11(b) of the Code) to the Internal Revenue Service by, and (ii) the refunds of Federal Tax and/or interest (which interest shall be adjusted downwards for the Federal Tax incurred by a Parent Affiliate on the receipt of such interest using the highest rate of tax specified in Section 11(b) of the Code) received from the Internal Revenue Service by, in the case of each of clauses (i) and (ii) the Parent Affiliates with respect to the specific Federal Tax items that are set forth on Schedule
5.01 and that relate solely to Pre-1995 Tax Periods (each such Federal Tax item constituting a "Covered Tax Item"); provided that, except for the funding arrangements under Section 5.03(b), no indemnification obligation shall arise under this Section 5.01(c) until the date (the "Covered Items Payment Date") that is 10 calendar days after the date (the "Covered Items Determination Date") on which, for Federal Tax purposes, a Final Determination shall be in place for each of the Covered Tax Items;

     (d) any Tax liability of any member of the Health Group resulting from the existence of any excess loss account or deferred intercompany gain immediately before the Distribution (which excess loss account or deferred intercompany gain is triggered by the Distribution under the Treasury regulations promulgated under Section 1502 of the Code), except for any liability (or portion thereof) that is described in Section 5.02(d); provided that, for the purposes of this Section 5.01(d), Tax shall refer only to such taxes as are described in clause (i) or clause (iii) of the definition of such term in
Section 1.01(a);

     (e) any Tax liability of any member of the Acquired Group resulting from the existence of any excess loss account or deferred intercompany gain immediately before the Distribution (which excess loss account or deferred intercompany gain (i) is triggered by the Distribution or the Merger under the Treasury regulations promulgated under Section 1502 of the Code and (ii) did not arise, and was not increased, solely by reason of such portions of the Spin-Off as precede the Distribution), except (A) to the extent that the aggregate amount of the Tax liabilities described in this Section 5.01(e), without taking into account the following clause (B), does not exceed US$10 million, and (B) for any liability (or portion thereof) that is described in
Section 5.02(d); provided that, for the purposes of this Section 5.01(e), Tax shall refer only to such taxes as are described in clause (i) or clause (iii) of the definition of such term in Section 1.01(a);

     (f) any Tax indemnity payment required to be made by any Parent Affiliate or any Spinco Affiliate under the Prior Deal Agreements or the AUSHC Agreements;

     (g) any Tax liability relating to (or resulting from the treatment of) the transactions described in the Travelers Agreements, the Lincoln Agreements, the AmRe Agreements or the Miscellaneous Agreements;

     (h) any Tax liability relating to (or resulting from the treatment of) the assets acquired pursuant to, or the transactions described in, the AUSHC Agreements, the NYLCare Agreements or the Prudential Agreements;

     (i) any Tax liability relating to (or resulting from the treatment of) the Spin-Off, except for any liability (or portion thereof) that is described in
Section 5.02(d); provided that this Section 5.01(i) shall not describe (A) any Tax liability resulting from the existence of any excess loss account or deferred intercompany gain immediately before the Distribution (except for Tax liability of any member of the Acquired Group resulting from the existence of any excess loss account or deferred intercompany gain immediately before the Distribution, to the extent that such excess loss account or deferred intercompany gain (x) is triggered by the Distribution or the Merger under the Treasury Regulations promulgated under Section 1502 of the Code and (y) arose, or was increased, solely by reason of such portions of the Spin-Off as precede the Distribution; provided that for purposes of such exception Tax shall refer only to such taxes as are described in clause (i) or clause (iii) of the definition of such term in Section 1.01(a)), or (B) such transfer, documentary, sales, use, stamp and registration Taxes as shall be borne by Aetna under
Section 8.08(d) of the Distribution Agreement;

     (j) any liability or damage resulting from a breach by Spinco or any other Spinco Affiliate of any representation or covenant made by such entity in, or of any other provision of, this Agreement; and

     (k) all liabilities, costs, expenses (including without limitation reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any liability or damage described in
(a), (b), (c), (d), (e), (f), (g), (h), (i) or (j), including without limitation those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such liability or damage.

     SECTION 5.02. Indemnification of Spinco Affiliates by Parent Affiliates. Aetna and each Parent Affiliate shall jointly and severally indemnify Spinco and each Spinco Affiliate against and hold them harmless from the following, without duplication:

     (a) any Federal Tax or Combined State Tax liability of the Aetna Consolidated Group with respect to a Pre-Distribution Tax Period, to the extent that such liability (or a portion thereof) is neither a Health Group Tax Liability nor any other item that is described in Section 5.01;

     (b) any liability for Taxes attributable to any Parent Affiliate (provided that, for the purposes of the foregoing portion of this Section 5.02(b), Taxes shall refer only to such taxes as are described in clause (i) or clause (iii) of the definition of such term in Section 1.01(a)), including without limitation any liability with respect to a Pre-Distribution Tax Period of a member of the Acquired Group for which a Taxing Authority holds any member of the Health Group liable solely by reason (taking into account for this purpose the principles of this Agreement) of Treasury Regulations Section 1.1502-6 or comparable provisions of United States state or local or foreign law, but excluding any liability (or portion thereof) that is described in Section 5.01(c), Section 5.01(e), Section 5.01(f), Section 5.01(g), Section 5.01(h),
Section 5.01(i) or Section 5.01(j);

     (c) any Tax indemnity payment required to be made by any Parent Affiliate or any Spinco Affiliate under the Aetna International Disposition Agreements, or any Tax liability relating to (or resulting from the treatment of) the transactions described in the Aetna International Disposition Agreements;

     (d) any liability or damage resulting from a breach, after the Distribution Date, by Aetna or any other Parent Affiliate of any covenant made by such entity in, or of any other provision of, this Agreement; and

     (e) all liabilities, costs, expenses (including without limitation reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any liability or damage described in
(a), (b), (c) or (d), including without limitation those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such liability or damage.

     SECTION 5.03. Treatment of Interim Payments and Refunds With Respect to, and Certain Other Matters Regarding, Covered Tax Items. (a) For purposes of performing the calculation following the Covered Items Determination Date of the net amount described in Section 5.01(c), any refund of Federal Tax and/or interest (with the adjustment to the interest for Federal Tax effects set forth in clause (ii) of Section 5.01(c)) with respect to a Covered Tax Item, which refund is described in clause (ii) of Section 5.01(c), shall offset on a dollar-for-dollar basis any Federal Tax liability and/or interest (with the adjustment to the interest for Federal Tax effects set forth in clause (i) of
Section 5.01(c)) with respect to any of the Covered Tax Items, which liability or interest is described in clause (i) of Section 5.01(c), regardless of whether such refund is received before, at the same time as, or after, the payment of such liability or interest.

     (b) Notwithstanding that no indemnification obligation shall arise under
Section 5.01(c) until the Covered Items Payment Date, Spinco or another Spinco Affiliate shall (i) within the time limit specified by the Internal Revenue Service for payment, fund any cash payments to the Internal Revenue Service of tax with respect to any Covered Tax Item and/or of interest with respect to any Covered Tax item (with the adjustment to the interest for Federal Tax effects set forth in clause (i) of Section 5.01(c)), and (ii) be entitled to any refunds received from the Internal Revenue Service of tax with respect to any Covered Tax Item and/or of interest with respect to any Covered Tax Item (with the adjustment to the interest for Federal Tax effects set forth in clause (ii) of Section 5.01(c)). Any Parent Affiliate that receives a refund from the Internal Revenue Service of tax and/or interest shall, within three calendar days of such receipt, transfer to Spinco immediately available funds in an amount equal to such tax and/or interest (with the adjustment to the interest for Federal Tax effects set forth in clause (ii) of Section 5.01(c)).

     (c) To the extent that Aetna and Spinco Jointly Decide that it is appropriate for a Spinco Affiliate to claim the interest deductions reflected in adjustments to the interest for Federal Tax effects set forth in clause (i) of Section 5.01(c), such adjustments shall be reduced by such interest deductions (absent a Final Determination to the contrary) for purposes of
Section 5.01(c), Section 5.03(a) and Section 5.03(b). If Aetna and Spinco each agrees, the principles of this Section 5.03(c) shall be applied to any interest obligations, where applicable.

     SECTION 5.04. Discharge of Indemnity. Each party with indemnification obligations under Section 5.01 or 5.02 (an "Indemnitor"), as the case may be, shall discharge its obligations thereunder by paying the sum of the relevant amount and the related After-Tax Amount, within three calendar days of demand therefor, to the party that is indemnified under such provision (the "Indemnitee"). After a Final Determination of an obligation for which an Indemnitee is to be indemnified, the Indemnitee shall send a statement to the Indemnitor showing the amount due under Section 5.01 or 5.02 and the related After-Tax Amount. Calculation mechanics relating to appropriate items described in Section 5.01 and 5.02 shall be in accordance with the principles of this Agreement. Notwithstanding the foregoing, if an Indemnitor disputes in good faith the fact or the amount of its obligation under Section 5.01 or 5.02, no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 10.09 hereof; provided that any amount not paid within three calendar days of demand therefor shall bear interest as provided in Article 9.

     SECTION 5.05. Treatment of Indemnification Payments. Any payments made by any Spinco Affiliate to any Parent Affiliate under Section 5.01 shall be treated as involving a deemed dividend by such Spinco Affiliate, which deemed dividend shall be eliminated under the Treasury regulations promulgated under
Section 1502 of the Code. Any payments made by any Parent Affiliate to any Spinco Affiliate under Section 5.02 shall be treated as a capital contribution.

     SECTION 5.06. Certain Entities as Indemnitees. (a) Amounts paid in discharge of any indemnification obligation under Section 5.02 for which the Indemnitee is (i) Aetna Services, Inc. or (ii) any entity that has no successor and that is no longer in existence at the time of its entitlement to indemnification, in the case of each of clauses (i) and (ii) shall be paid to Spinco.

     (b) Amounts paid in discharge of any indemnification obligation under
Section 5.01 for which the Indemnitee is an entity that has no successor and that is no longer in existence at the time of its entitlement to indemnification shall be paid to Aetna.

     SECTION 5.07. Non-Exclusivity of Remedies. The remedies provided for in this Article 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

     SECTION 5.08. Entitlements Under Certain Agreements. (a) Spinco shall be entitled to the excess of (i) any Tax indemnity payment received by any Spinco Affiliate or any Parent Affiliate under the Prior Deal Agreements or the AUSHC Agreements, over (ii) in the case of receipt by a Parent Affiliate, any Tax liability incurred by such Parent Affiliate as a result of the receipt of such Tax indemnity payment.

     (b) Aetna shall be entitled to the excess of (i) any Tax indemnity payment received by any Parent Affiliate or any Spinco Affiliate under the Aetna International Disposition Agreements, over (ii) in the case of receipt by a Spinco Affiliate, any Tax liability incurred by such Spinco Affiliate as a result of the receipt of such Tax indemnity payment.

                                   ARTICLE 6
                                  SUBSIDIARIES

     SECTION 6.01. Performance. Parent and Aetna agree and acknowledge that each of Parent and Aetna shall be responsible for the performance, and guarantee the obligations, of each Parent Affiliate under this Agreement (including without limitation any indemnification obligations under Article 5). Spinco agrees and acknowledges that it shall be responsible for the performance, and guarantee the obligations, of each other Spinco Affiliate (except for the Travelers Companies and for any Person sold by any Spinco Affiliate or any Parent Affiliate under the Prior Deal Agreements) under this Agreement (including without limitation any indemnification obligations under Article 5).

                                   ARTICLE 7
                     ACCESS TO INFORMATION AND COOPERATION

     SECTION 7.01. Consultation and Cooperation. (a) Aetna and Spinco shall consult and cooperate (and shall cause the Parent Affiliates or the Spinco Affiliates, respectively, to cooperate) fully (or, in the case of Spinco Affiliates that are Travelers Companies, to the extent contemplated in the Travelers Agreements) at such time and to the extent reasonably requested by Spinco or Aetna, respectively, in connection with all matters subject to this Agreement. Such cooperation shall include without limitation:

     (i) (A) except as set forth in Section 7.02, the retention and provision on reasonable request of any and all information (including without limitation all books, records, documentation or other information) pertaining to Tax matters relating to any of the Parent Affiliates or any of the Spinco Affiliates, (B) any necessary explanations of information and (C) access to personnel, in the case of each of clauses (A) through (C) until the expiration of the applicable statute of limitation (giving effect to any extension or waiver thereof);

     (ii) the execution, acknowledgment or delivery of any document that may be necessary or helpful in connection with (A) any Return, (B) any Tax Proceeding or investigation, or (C) the carrying out of a party's obligations under this Agreement; and

     (iii) the use of the parties' reasonable best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing, including without limitation pursuant to the Prior Deal Agreements, the AUSHC Agreement or the Aetna International Disposition Agreements.

     (b) The party that requests cooperation under Section 7.01(a) shall reimburse the party that furnishes such cooperation and its Affiliates for reasonable out-of-pocket expenses incurred by the latter party or its Affiliates and paid to a third party in fulfilling such request, which expenses would not have been incurred absent such request.

     SECTION 7.02. Corporate Records. Until the expiration of the applicable statutes of limitation (giving effect to any extension or waiver thereof), except as otherwise required by law or agreed to by Aetna and Spinco in writing, each of the Parent Affiliates and the Spinco Affiliates shall continue to hold the material documents, books, records, files or papers, or other material information, pertaining to Tax matters (whether in hard copy or computer format) that it possesses immediately prior to the Distribution Date. Notwithstanding the foregoing, any Parent Affiliate or Spinco Affiliate may, consistent with its documentation retention practices, destroy or otherwise dispose of any such information at any time so long as, prior to such disposal,
(i) such Parent Affiliate or Spinco Affiliate shall provide not less than 90 calendar days' prior written notice to Spinco or Aetna, respectively, specifying the information proposed to be disposed of and the scheduled date for such disposal, and (ii) if the recipient of such notice shall request in writing prior to the scheduled date for such disposal that any of the information proposed to be disposed of be delivered to the requesting party, the entity proposing such disposal shall promptly arrange for the delivery of such portion of the information as was requested (at the expense of the requesting party).

     SECTION 7.03. Provision of Information. (a) Aetna and Spinco shall keep each other fully informed with respect to any material development relating to the matters subject to this Agreement.

     (b) Without limiting the generality of Section 7.03(a), Aetna shall promptly provide Spinco with (i) any information document requests, any notices of proposed adjustments, any other material notices or any other information, in each case received by Aetna from the Internal Revenue Service, any other Taxing Authority or other third parties in connection with, or otherwise affecting, the Tax liability of the Aetna Consolidated Group for a Pre-Distribution Tax Period, and (ii) any other Tax information relating to the Aetna Consolidated Group that is in the possession of, or otherwise available to, Aetna (or any other Parent Affiliate) and that is reasonably requested by Spinco for a Pre-Distribution Tax Period.

     (c) Without limiting the generality of Section 7.03(a), Aetna and Spinco shall advise each other with respect to any proposed Tax adjustments relating to a Pre-Distribution Tax Period, which adjustments are the subject of a Tax Proceeding or investigation and which may affect any Tax liability, any Tax Asset or any Tax attribute of any Parent Affiliate or any Spinco Affiliate (including without limitation basis in an asset or the amount of earnings and profits).

     SECTION 7.04. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, counsel, accountants, agents, consultants, advisors and other authorized representatives ("Representatives") to hold in strict confidence any Tax information concerning one or more of the other parties hereto, unless (i) such information is reflected on a Tax Return filed by (or on behalf of) one or more of the parties or is relevant to a Tax Proceeding involving one or more of the parties, (ii) such information is required to be disclosed in order to comply with applicable Tax laws, (iii) the party with the confidentiality commitment is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, and/or (iv) such information can be shown to have been (A) in the public domain through no fault of the party with the confidentiality commitment, or (B) lawfully acquired after the Distribution Date on a non-confidential basis from other sources. Notwithstanding the foregoing, each party may disclose to its Representatives Tax information so long as such Representatives are informed of the confidential nature of such information and are directed to treat such information in a manner consistent with this Section 7.04.

     SECTION 7.05. Preservation of Privilege. (a) The parties hereto recognize that some of the information, documents and records disclosed or exchanged pursuant to or in furtherance of this Agreement may be confidential, work product, or otherwise privileged under relevant laws and procedures, and each party agrees to take all reasonable and necessary efforts to protect and maintain, or to cause its Affiliates and its Representatives to protect and maintain, any applicable claim to privilege, immunity, protection or confidentiality in order to protect such information, documents and records from improper disclosure or use. Without limiting the generality of the foregoing, and to the maximum extent permitted by law, none of the parties may waive, undermine or fail to defend any privilege or protection or take or fail to take any action that (i) could result in the disclosure of any common-interest or joint-defense materials to a Person that is neither a party to this Agreement nor an Affiliate of any such party, or (ii) would have the effect of waiving or undermining such privilege or protection, in the case of each of clauses (i) and (ii) without the prior written consent of the affected part(ies).

     (b) Aetna and Spinco agree to cooperate to enter into such joint defense agreements relating to Taxes as Aetna or Spinco may deem necessary or helpful to achievement of the outcome described in Section 7.05(a).

     SECTION 7.06. Certain Payroll- and Employee-Related Taxes. (a) Aetna and Spinco shall cooperate to Jointly Decide (i) the manner in which various payroll-related Tax Returns (including without limitation withholding Tax Returns) with respect to Pre-Distribution Tax Periods shall be filed, and (ii) which of the Parent Affiliates and the Spinco Affiliates shall send such forms (including without limitation Internal Revenue Service Form W-2 or any successor form), or cause such forms to be sent, to employees as are required under applicable Tax Laws.

     (b) Aetna and Spinco shall cooperate to Jointly Decide (i) the manner in which various information reporting Tax Returns, with respect to any Tax period ending on or before December 31, 2001 shall be prepared, mailed to recipients, and filed with the Internal Revenue Service (or other applicable Taxing Authority), (ii) which of the Parent Affiliates and the Spinco Affiliates shall send such forms, or cause such forms to be sent, to recipients and to the Internal Revenue Service (or other applicable Taxing Authority), and (iii) an approach for sharing the costs of preparing and mailing such Tax Returns (unless the sharing of such costs is addressed by another Distribution Document). Aetna and Spinco shall pay such portion of the costs attributable to the activities described in the preceding sentence as relates to the Parent Affiliates or the Spinco Affiliates, respectively.

                                   ARTICLE 8
                          TAX PROCEEDINGS AND CONSENT

     SECTION 8.01. Control Over Tax Proceedings. (a) Except to the extent otherwise provided in Section 8.03, Aetna shall have control over Tax matters relating to any Taxing Authority Proceeding or Contract-Based Tax Proceeding of the Aetna Consolidated Group (i) with respect to a Post-1994 Tax Period in the case of a Federal Tax or (ii) with respect to a Pre-Distribution Tax Period in the case of a Combined State Tax, in each case which Tax matters predominantly affect the Acquired Group. Except to the extent otherwise provided in Section 8.03, Aetna shall have discretion regarding decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence. Except to the extent otherwise provided in Section 8.03, Spinco shall have control over (i) Tax matters relating to any Taxing Authority Proceeding or Contract-Based Tax Proceeding of the Aetna Consolidated Group with respect to a Pre-1995 Tax Period in the case of a Federal Tax, and (ii) Tax matters relating to any Taxing Authority Proceeding or Contract-Based Tax Proceeding of the Aetna Consolidated Group with respect to a Post-1994 Tax Period, which Tax matters in this clause (ii) predominantly affect the Health Group. Except to the extent otherwise provided in Section 8.03, Spinco shall have discretion regarding decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence. In the case of a Federal Tax, the Covered Tax Items shall be treated as predominantly relating to the Health Group for purposes of this Agreement.

     (b) To the extent that (i) two or more provisions of Section 8.01(a) would otherwise apply to a Tax matter in a conflicting manner, or the control of a Tax matter that is material to the tax liability of the Aetna Consolidated Group for a Pre-Distribution Tax Period is not addressed by Section 8.01(a), and (ii) the control of such Tax matter is not addressed by any other provision of this Agreement, Aetna and Spinco shall Jointly Decide the handling of the Tax matter in connection with any Taxing Authority Proceeding or Contract-Based Tax Proceeding. Notwithstanding anything in Section 8.01(a) to the contrary, Aetna and Spinco shall Jointly Decide, among other things, whether any extensions or waivers of material statutes of limitation with respect to a Pre-Distribution Tax Period shall be executed by the Aetna Consolidated Group.

     (c) Without limiting the generality of the third and fourth sentences of
Section 8.01(a), control by Spinco of a Tax matter shall confer upon Spinco (i) the right and obligation to respond to any information document requests from a Taxing Authority relating to such Tax matter, (ii) the right to arrange for Aetna to execute a power of attorney, or other similar document, entitling Spinco to have direct discussions with a Taxing Authority on such Tax matter to the extent required for Spinco to fully enforce its rights under this Agreement, (iii) the right, but not the obligation, to participate (including without limitation through the retention, at its own expense, of counsel of its own choosing) in any Taxing Authority Proceeding or Contract-Based Tax Proceeding regarding such Tax matter (including without limitation in any discussions with a Taxing Authority regarding compromise or settlement of such Tax matter), (iv) the right, but not the obligation, upon notice to Aetna, to assume the defense of the portion of the Taxing Authority Proceeding or Contract-Based Tax Proceeding that relates to such Tax matter, and (v) except to the extent otherwise provided in Section 8.03, the right to agree to or decline the settlement of such Tax matter. If Spinco assumes the defense of any Taxing Authority Proceeding or Contract-Based Tax Proceeding, Aetna shall have the right, but not the obligation, to participate (including without limitation through the retention, at its own expense, of counsel of its own choosing) in such Tax Proceeding.

     (d) Except as otherwise provided in this Article 8, Aetna shall bear all fees, costs and expenses in connection with the portions of a Taxing Authority Proceeding or Contract-Based Tax Proceeding that are attributable to Tax matters controlled by Aetna. Except as otherwise provided in this Article 8, Spinco shall bear all fees, costs and expenses in connection with the portions of a Taxing Authority Proceeding or Contract-Based Tax Proceeding that are attributable to Tax matters controlled by Spinco. Aetna and Spinco shall each bear 50% of all fees, costs and expenses in connection with the portions of a Taxing Authority Proceeding or Contract-Based Tax Proceeding that are attributable to Tax matters Jointly Decided by Aetna and Spinco. Notwithstanding any other provision in this Section 8.01(d), in the event that Aetna or Spinco, whichever party (if either) under this Section 8.01 has control over a Federal Tax matter, notifies the other party that it is interested in litigating a Taxing Authority Proceeding with respect to such Tax matter in the Court of Federal Claims or a district court, such controlling party shall satisfy the requirement that Tax be paid to the Internal Revenue Service before such controlling party pursues such Taxing Authority Proceeding in the Court of Federal Claims or such district court.

     SECTION 8.02. Notification of Claims. (a) The Indemnitee agrees to give prompt notice to the Indemnitor of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 5.01 or 5.02.

     SECTION 8.03. Settlement of Tax Proceedings. (a) Notwithstanding anything in this Agreement to the contrary, no settlement of any Taxing Authority Proceeding or any Contract-Based Tax Proceeding, in each case relating to any matter that would cause a payment obligation under Section 5.01 or Section 5.02, whichever is applicable, shall be accepted or entered into by or on behalf of an Indemnitee entitled to indemnification under Section 5.01 or
Section 5.02, unless the applicable Indemnitor consents thereto in writing (which consent shall not be unreasonably withheld). For purposes of the preceding sentence, any withholding by an Indemnitor of consent shall be conclusively treated as being reasonable if the payment obligation under
Section 5.01 or Section 5.02, as the case may be, that would result from the settlement for the acceptance of which consent is being sought exceeds US$2.5 million.

     (b) The Indemnitor shall consult with the Indemnitee regarding the settlement of any material Taxing Authority Proceeding or Contract-Based Taxing Proceeding and shall consider the Indemnitee's views in good faith; provided that such consultation and consideration shall not affect the determination of whether the Indemnitor has acted reasonably. If consent is unreasonably withheld by an Indemnitor with respect to a payment obligation of US$2.5 million or less, all expenses that relate to the contest of such matter and that are incurred following such withholding of consent shall be borne by the Indemnitor.

     (c) Subject to Section 8.03(a), if the Indemnitor does not respond to the Indemnitee's written request for consent within 10 calendar days of receipt of such request, the Indemnitor shall be deemed to have consented to the settlement.

                                   ARTICLE 9
                                    PAYMENTS

     SECTION 9.01. Procedure for Making Payments. All payments to be made pursuant to this Agreement shall be made in immediately available funds. Except as otherwise provided in this Agreement, all payments required to be made pursuant to this Agreement shall be due three calendar days after the receipt of notice of such payment or, where no notice is required, five calendar days after (i) the fixing of liability, (ii) the Effective Realization of a tax saving or tax benefit, (iii) the receipt of a refund, or (iv) the resolution of a dispute, as the case may be. Payments shall be deemed made when received. Except as otherwise provided in this Agreement, any payment that is not made when due shall bear interest at the Intercompany Interest Rate for each day until paid.

                                   ARTICLE 10
                                 MISCELLANEOUS

     SECTION 10.01. Authorization. Each of the parties to this Agreement hereby represents and warrants that (i) it has the power and authority to execute, deliver and perform this Agreement, (ii) this Agreement has been duly authorized by all necessary corporate action on the part of such party, (iii) this Agreement constitutes a legal, valid and binding obligation of such party, and (iv) the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision or law or of its charter or bylaws or any agreement, instrument or order binding on such party.

     SECTION 10.02. Notices. All notices, requests, demands, claims and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be deemed given when received addressed as follows:

     If to Aetna, to:

          Aetna Inc.
          [                             ]
          [                             ]
          Attention: [                         ]
                     Fax: [                    ]

     With copies to:

          Parent
          in c/o ING North America Insurance Corp.
          5780 Powers Ferry Road, NW
          Atlanta, Georgia 30327-4390
          Attention: Michael W. Cunningham
                     Executive Vice President &
                     Chief Financial Officer
                     Fax: 770-980-3303

                     B. Scott Burton
                     Senior Vice President &
                     Chief Counsel
                     Fax: 770-850-7660

                     Boyd G. Combs
                     Senior Vice President
                     Fax: 770-980-3303

          and

          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004
          Attention: Joseph B. Frumkin, Esq.
                     William D. Torchiana, Esq.
                     Fax: 212-558-3588

     If to Spinco, to:

          Spinco
          151 Farmington Avenue
          Hartford, Connecticut  06156-7505
          Attention: L. Edward Shaw, Jr., Esq.
                     General Counsel
                     Fax: [___________]

                     William J. Casazza, Esq.
                     Corporate Secretary
                     Fax: [___________]

                     Blake W. Martin
                     Vice President, Tax
                     Fax: [___________]

     With a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York  10017
          Attention: Lewis B. Kaden, Esq.
                     David L. Caplan, Esq.
                     Fax: 212-450-4800

     If to Parent, to:

          Parent
          in c/o ING North America Insurance Corp.
          5780 Powers Ferry Road, NW
          Atlanta, Georgia 30327-4390
          Attention: Michael W. Cunningham
                     Executive Vice President &
                     Chief Financial Officer
                     Fax: 770-980-3303

                     B. Scott Burton
                     Senior Vice President &
                     Chief Counsel
                     Fax: 770-850-7660

                     Boyd G. Combs
                     Senior Vice President
                     Fax: 770-980-3303

     With copies to:

          Strawinskylaan 2631, 1077 ZZ Amsterdam
          P.O. Box 810
          1000 Av. Amsterdam, the Netherlands
          Attention: Fred Hubbell
                     Executive Board Member
                     Fax: +31-20-541-5402

                     Diederik van Wassenaer
                     General Counsel
                     Fax: +31-20-541-8723

          and

          Sullivan & Cromwell
          125 Broad Street
          New York, New York 10004
          Attention: Joseph B. Frumkin, Esq.
                     William D. Torchiana, Esq.
                     Fax: 212-558-3588

     Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

     SECTION 10.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is (i) in writing, and (ii) signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. Parent, Aetna and the other Parent Affiliates shall have the right, in connection with any of the matters covered by this Agreement or other Tax matters, to make additional arrangements among themselves without the approval of Spinco, so long as the rights of the Spinco Affiliates under this Agreement are not adversely affected by such additional arrangements. Spinco and the other Spinco Affiliates shall have the right, in connection with any of the matters covered by this Agreement or other Tax matters, to make additional arrangements among themselves without the approval of Parent or Aetna, so long as the rights of Parent and the Parent Affiliates under this Agreement are not adversely affected by such additional arrangements.


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


     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 10.04. Expenses. Except as specifically otherwise provided in this Agreement or any other Distribution Document, all fees, costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such fees, costs or expenses. Without limiting the generality of the preceding sentence, no Spinco Affiliate shall be obligated to make any payment to Aetna for preparing Returns of the Aetna Consolidated Group or for acting, in accordance with Section 2.02 of this Agreement, as agent, coordinator and administrator of the members of the Health Group.

     SECTION 10.05. Successors and Assigns; No Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and inure only to the benefit of the parties hereto, the Parent Affiliates and the Spinco Affiliates (and their respective successors and assigns, whether by merger, acquisition of assets or otherwise, and including without limitation any successor succeeding to the tax attributes of such corporation under applicable law); provided that, except as set forth in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each of the other parties hereto. This Agreement is not intended to benefit any person other than (i) the parties hereto and their respective successors and assigns and (ii) the other Parent Affiliates and the other Spinco Affiliates and their respective successors and assigns; and no such other person shall be a third party beneficiary of this Agreement.

     SECTION 10.06. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of law rules thereof.

     SECTION 10.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective upon the consummation of the Distribution; provided that each party hereto shall have received, prior to such consummation, from each of the other parties hereto a counterpart hereof signed by such other party.


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


     SECTION 10.08. Entire Agreement. This Agreement, the Merger Agreement, the Confidentiality Agreement and the other Distribution Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the other Distribution Documents has been made or relied upon by any party hereto. To the extent that the provisions of this Agreement are inconsistent with the provisions relating to Taxes of any other Distribution Document, the provisions of this Agreement shall prevail.

     SECTION 10.09. Dispute Resolution. If the parties hereto are unable to resolve any disagreement or dispute relating to this Agreement within 10 calendar days after senior Tax officials of the parties have conferred, consulted and in good faith attempted to resolve such disagreement or dispute (which conference, consultation or attempt shall not be withheld), such disagreement or dispute shall be resolved by an accounting firm or law firm, in each case which firm is nationally recognized as expert in tax matters and is mutually acceptable to the parties hereto (a "Referee"). A Referee so chosen shall resolve any such disagreement pursuant to such procedures as it may deem advisable. Any such resolution shall be binding on the parties to this Agreement without further recourse. In resolving a disagreement or dispute, the Referee shall take into account the provisions (including without limitation
Section 8.01 and Section 8.03) and principles of this Agreement. The costs of any Referee shall be allocated between Aetna and Spinco as determined by such Referee in a manner that such Referee deems reasonable (taking into account, among other things, the circumstances of the dispute, the conduct of the parties and the results of the dispute).

     SECTION 10.10. Jurisdiction. Any Spinco-Aetna Tax Proceeding may be brought in the United States District Court for the District of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any Spinco-Aetna Tax Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have (i) to the laying of the venue of any Spinco-Aetna Tax Proceeding in any such court, or (ii) that any Spinco-Aetna Tax Proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any Spinco-Aetna Tax Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party in connection with any Spinco-Aetna Tax Proceeding.


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


     SECTION 10.11. Further Assurances. Aetna, Parent and Spinco shall execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) such documents, and take such other action, as may be necessary or advisable to carry out their obligations under this Agreement and under any document delivered pursuant hereto.

     SECTION 10.12. Severability. If any one or more provisions of this Agreement (or the application of any such provisions to any party or any circumstances) should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement (and/or the application of the invalid, illegal or unenforceable provisions other than to such party or such circumstances) shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions so that the replacement provisions shall be valid, legal and enforceable and shall have an economic effect which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10.13. Survival. All rights and obligations arising hereunder (including without limitation the representations and covenants set forth in Article 4) shall survive until they are fully effectuated or performed. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension or waiver thereof).

     SECTION 10.14. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 10.15. Specific Performance. Each party to this Agreement acknowledges and agrees that damages for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and irreparable harm would occur. In recognition of this fact, each party agrees that, if there is a breach or threatened breach, in addition to any damages, any of the nonbreaching parties to this Agreement, without posting any bond, shall be entitled to seek and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, attachment, or any other equitable remedy which may then be available to obligate the breaching party (i) to perform its obligations under this Agreement, or (ii) if the breaching party is unable, for whatever reason, to perform its obligations, to take any other actions as are necessary, advisable or appropriate to give the other parties to this Agreement the economic effect which comes as close as possible to the performance of such obligations.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Tax Sharing Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                    AETNA INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    AETNA U.S. HEALTHCARE, INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


                                    ING AMERICA INSURANCE HOLDINGS, INC.


                                    By:
                                       ---------------------------------------
                                       Name:
                                       Title:


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